QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the annual report on Form 10-K of Rally Software Development Corp. (the "Company") for the fiscal year ended January 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Timothy A. Miller, President, Chief Executive Officer and Chairman of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

          (1)   the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 11, 2014	/s/ TIMOTHY A. MILLER Timothy A. Miller President, Chief Executive Officer and Chairman (Principal Executive Officer)

        The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, is not being "filed" by the Company as part of the Report or as a separate disclosure document and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.

QuickLinks

  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002